EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment Number 3 to the Registration Statement (No. 333-130663) on Form SB-2 of First United Ethanol, LLC of our report dated December 7, 2005 relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Hein & Associates LLP
Hein & Associates LLP
Denver, CO
May 24, 2006